Exhibit 21

Stifel Financial Corp.

List of Subsidiaries

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
KCP Fund General Partner LLC	Delaware
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Stifel Nicolaus Israel Ltd.	Israel
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Strategic Opportunities Partners LLC	Delaware
Stifel Bancorp, Inc.	Missouri
Stifel Bank & Trust	Missouri
Stifel Bank Community Development Corporation	Missouri
Stifel Bank - CDC - 501 N Broadway, Inc.	Missouri
SBT Credit Management, LLC	Delaware
SBT Investments - REIT, Inc.	Missouri
SBT REIT, Inc.	Missouri
Stifel Bank	Missouri
Stifel Trust Company Delaware, National Association	National Association
Stifel Trust Company, National Association	National Association
1919 Investment Counsel, LLC	Maryland
1919 Services Company, LLC	Delaware
Broadway Air Corp.	Missouri
EquityCompass Investment Management, LLC	Missouri
Intyce LLC	Delaware
KBW, LLC	Delaware
KBW Ventures, Inc.	Delaware
Keefe, Bruyette & Woods, Inc.	New York
RMB Group, LLC	California
CB Resource, Inc. (dba F500 Performance Management Group)	Delaware
Sierra Pacific Securities, LLC	Nevada
Stifel Access Services, LLC	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Capital Management, LLC	Delaware
Stifel Derivatives Counterparty, LLC	Tennessee
Stifel Europe Advisory GmbH	Germany
Stifel Europe Holdings Limited	United Kingdom
Stifel Nicolaus Europe Limited	United Kingdom
Stifel Europe AG	Germany
Stifel Europe AS (fka Bryan Garnier & Co AS)	Norway
Stifel Europe AB (fka Bryan Garnier & Co AB)	Sweden
Stifel Europe GmbH (fka Bryan Garnier & Co GmbH)	Germany

Subsidiary Legal Name*	Jurisdiction of Incorporation
Stifel Europe Limited (fka Bryan Garnier & Co Limited)	United Kingdom
Stifel Research Advisory, LLC (fka Bryan Garnier Advisory, LLC)	Delaware
Bryan Garnier Securities, LLC	New York
Stifel Europe Securities SAS (fka Bryan Garnier Securities SAS)	France
Stifel Independent Advisors, LLC	Missouri
Stifel Interest Rate Products, LLC	Delaware
Stifel Schweiz AG	Switzerland
Stifel Spruce Acquisition LLC	Delaware
Torreya Partners LLC	Delaware
Stifel Nicolaus India LLP	India
Stifel Syndicated Credit LLC	Delaware
Stifel Venture Corp.	Missouri
North Atlantic Capital Management, LLC	Delaware
Stifel Asset Acquisition, LLC	Delaware
Stifel Aviation Opportunities Fund I, LLC	Delaware
SF Credit Management, LLC	Delaware
Stifel SPG LLC	Delaware
Stifel Nicolaus Canada Inc.	Ontario
Washington Crossing Advisors, LLC	Delaware

* All subsidiaries of the Registrant do business under their legal name. Indentation indicates the principal parent of each subsidiary.